UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2014

PROTEO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30728	88-0292249
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 Business Center Drive, Irvine, California 92612
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 253-4155

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2014, Proteo, Inc. (the “Company”) announced that Dr. Juergen Paal was appointed as the Chief Operating Officer of Proteo Biotech AG, the Company’s wholly owned subsidiary, effective December 1, 2014. He will be responsible for Proteo's clinical development program, product launch preparation, business development and partnering initiatives.

Dr. Paal, who is 43 years old, has been a member of the scientific advisory board of Proteo Biotech AG since March 2006 and has more than 13 years’ experience in research and development, corporate strategic management and business development. From October 2012 to December 2014, Dr. Paal served as director business development therapeutic apheresis at Fresenius Medical Care. From May 2010 to September 2012, Dr. Paal was heading the strategic coordination office of Fresenius Medical Care EMEALA. From November 2007 to April 2010 Dr. Paal served as manager international strategic development at Fresenius Medical Care. Before he worked for 5 years at Altana Pharma AG in Research and Development and Strategy Development.

A copy of the press release announcing Dr. Paal’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 5, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEO, INC.

Date: December 11, 2014	By:	/s/ BIRGE BARGMANN
Birge Bargmann Chief Executive Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated December 5, 2014

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